UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  October 15, 2025

ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307		87-0189025
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(IRS Employer Identification No.)

One South Main,	Salt Lake City,	Utah	84133-1109
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (801) 844-8208

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ZION	The NASDAQ Stock Market, LLC
Depositary Shares each representing a 1/40th ownership interest in a share of:
Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONP	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This report contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and assumptions regarding future events and outcomes. However, they are inherently subject to known and unknown risks, uncertainties, and other factors that could cause our actual results, performances, achievements, industry developments, or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements may include, among others: Statements concerning the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, operating results, and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and statements preceded or followed by, or that include, terminology such as “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” or similar words and expressions, including their negative forms. Forward-looking statements are not guarantees and should not be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, key factors that may cause material differences include: The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits; Changes in general industry, political, and economic conditions, including increases in the national debt, elevated inflation, economic slowdowns or recessions, and other macroeconomic challenges; changes in interest and reference rates, which could negatively impact our revenues and expenses, the valuation and performance of our assets and liabilities, and the availability and cost of capital and liquidity; Political developments, including government shutdowns and other significant disruptions and changes in the funding, size, scope, and effectiveness of the government, its agencies and services; Our ability to develop and maintain technology and information security systems, along with effective controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents, particularly given the accelerating pace at which threat actors are developing and deploying increasingly sophisticated and targeted tactics against the financial services industry; Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; and Other assumptions, risks, or uncertainties described in this report and other SEC filings. We caution against the undue reliance on forward-looking statements, which reflect our views only as of their date of issuance. Except as required by law, we specifically disclaim any obligation to update any factors or publicly announce revisions to forward-looking statements to reflect future events or developments.
Item 8.01    Other Events.
Zions Bancorporation, N.A. (the “Bank”), recently became aware of legal actions initiated by several banks and other lenders against parties that appeared to be affiliated with two borrowers (the “Borrowers”) under two related commercial and industrial loans extended by the Bank’s California Bank & Trust division (the “Loans”). The Bank’s Loans are guaranteed by several individuals (the “Obligors”).
Upon discovery of this information, the Bank commenced an internal review of the Borrowers, the Obligors, the Loans, and the supporting collateral. During this review, the Bank identified what it believes to be apparent misrepresentations and contractual defaults by the Borrowers and Obligors and other irregularities with respect to the Loans and collateral. The Bank’s subsequent demands and notices of default and acceleration to the Borrowers and Obligors have gone unanswered.
Based on currently available information, on October 15, 2025, the Bank determined to take a provision for the full approximately $60 million outstanding under the Loans and charge off $50 million of said amount. The provision and charge-off will be reflected in the Bank’s earnings and financial statements for the third quarter of 2025. The Bank intends to pursue its legal remedies and has commenced a lawsuit in California against the Obligors for full recovery. Although the Bank believes this is an isolated situation, it plans to engage counsel to coordinate an independent review.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION, NATIONAL ASSOCIATION

	By:	/s/ Rena Miller
Name: Rena Miller
Title: Executive Vice President and Corporate General Counsel
Date: October 15, 2025